UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☒	Soliciting Material under §240.14a-12

KEMET CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Transaction Overview Yageo (TAIEX: 2327) is a leading global electronic component company with capabilities on a global scale, including production and sales facilities in Asia, Europe and the Americas. Terms Transaction valued at US$1.8B including assumption of net debt KEMET shareholders will receive US$27.20 per share in cash The purchase price represents a premium of 26% to KEMET’s volume weighted average price (“VWAP”) for the last 30 trading days and 37% to its VWAP for the last 90 trading days. Financing Not subject to a financing contingency Yageo intends to fund transaction through a combination of cash on hand and committed financing Timing and Closing Approved by the Boards of Directors of both companies Expected to close in the second half of 2020, subject to customary closing conditions and receipt of required approvals Following close, KEMET will become a wholly owned subsidiary of Yageo

Cautionary Statement on Forward-Looking Statements Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about KEMET’s financial condition and results of operations that are based on management’s current expectations, estimates and projections about the markets, in which KEMET operates, as well as management’s beliefs and assumptions. Words such as “expects,” “anticipates,” “believes,” “estimates” or other similar expressions and future or conditional verbs such as “will,” “should,” “would,” and “could” are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. This communication includes forward-looking statements relating to the proposed transaction between KEMET and Yageo, including financial estimates and statements as to the expected timing, completion and effects of the proposed transaction. These estimates and statements are subject to risks and uncertainties, and actual results might differ materially. Such estimates and statements include, but are not limited to, statements about the benefits of the proposed transaction, including future financial and operating results, the combined company’s plans, expectations and intentions, and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the management of KEMET and Yageo and are subject to significant risks and uncertainties outside of our control. Actual results could differ materially based on factors including, but not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) the risk that KEMET stockholders may not approve the proposed transaction; (iii) the risk that Yageo stockholders may not approve the proposed transaction (if approval by Yageo’s stockholders is required by law); (iv) the risk that the necessary regulatory approvals may not be obtained or may be obtained subject to conditions that are not anticipated; (v) inability to complete the proposed transaction because, among other reasons, conditions to the closing of the proposed transaction may not be satisfied or waived; (vi) uncertainty as to the timing of completion of the proposed transaction; (vii) potential adverse effects or changes to relationships with customers, employees, suppliers or other parties resulting from the announcement or completion of the proposed transaction; (viii) potential litigation relating to the proposed transaction that could be instituted against KEMET, Yageo or their respective directors and officers, including the effects of any outcomes related thereto; or (ix) possible disruptions from the proposed transaction that could harm KEMET’s or Yageo’s business, including current plans and operations. Discussions of additional risks and uncertainties are contained in KEMET’s filings with the United States Securities and Exchange Commission (the “SEC”). Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. KEMET and Yageo undertake no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise. Additional Information and Where to Find It This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed transaction, KEMET will file with the SEC a proxy statement (and related white proxy card) on Schedule 14A and may file or furnish other documents with the SEC regarding the proposed transaction. This communication is not a substitute for the proxy statement or any other document which KEMET may file with the SEC. INVESTORS IN AND SECURITY HOLDERS OF KEMET ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR FURNISHED OR WILL BE FILED OR WILL BE FURNISHED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the proxy statement (when available) and other documents filed with or furnished to the SEC by KEMET through the web site maintained by the SEC at www.sec.gov or by contacting the investor relations department of KEMET. Participants in the Solicitation KEMET and its directors and executive officers may be deemed to be participants in the solicitation of proxies from KEMET’s stockholders in connection with the proposed transaction. Information regarding KEMET’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in KEMET’s 2019 annual proxy statement filed with the SEC on June 18, 2019, and in the related amendment filed on July 1, 2019. A more complete description will be available in the proxy statement on Schedule 14A to be filed regarding the proposed transaction. These documents can be obtained free of charge from the sources indicated above.